Exhibit 99.2

S&R COMPRESSION, LLC

FINANCIAL STATEMENTS

DECEMBER 31, 2012 and 2011

WITH

INDEPENDENT AUDITOR’S REPORT

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors

S&R Compression, LLC

Report on the Financial Statements

We have audited the accompanying financial statements of S&R Compression, LLC which comprise the balance sheets as of December 31, 2012 and 2011, and the related statements of income, members’ equity and cash flows for the years then ended and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits.  We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements.  The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error.  In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control.  Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of S&R Compression, LLC as of December 31, 2012 and 2011, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

August 27, 2013

S&R COMPRESSION, LLC

BALANCE SHEETS

December 31, 2012 and 2011

	2012	2011

Assets
Current assets:
Accounts receivable	$2,674,348	$2,695,995
Affiliate accounts receivable	211,028	342,327
Affiliate notes receivable	36,821,394	3,682,929

Total current assets	39,706,770	6,721,251

Property, plant and equipment, net	5,611,861	3,272,432

Rental equipment, net	117,472,381	83,090,555

Total assets	$162,791,012	$93,084,238

Liabilities and Members’ Equity
Current liabilities:
Accounts payable	$4,238,478	$2,499,175
Accrued payroll and payroll taxes	849,047	682,207
Accrued vacation	330,283	210,414
Other accrued liabilities	314,938	269,107
Affiliate advances payable	—	1,644,514

Total current liabilities	5,732,746	5,305,417

Revolving line of credit	50,000,000	—

Total liabilities	55,732,746	5,305,417

Members’ equity:
Members’ units	96,026,985	83,452,955
Retained earnings	11,031,281	4,325,866

Total members’ equity	107,058,266	87,778,821

Total liabilities and members’ equity	$162,791,012	$93,084,238

See notes to accompanying financial statements.

S&R COMPRESSION, LLC

STATEMENTS OF INCOME

Years ended December 31, 2012 and 2011

	2012	2011

Revenues:
Fleet rental	$25,197,786	$17,170,342
Fabrication revenue	798,877	1,505,432

	25,996,663	18,675,774

Cost of goods sold	487,898	929,224

Gross profit	25,508,765	17,746,550

Expenses:
Operating	12,378,823	9,542,604
General and administrative	1,159,168	814,233
Depreciation	4,876,368	3,302,206
Impairment losses on rental equipment	627,220	1,800,131

	19,041,579	15,459,174

Income from operations	6,467,186	2,287,376

Other income (expense):
Interest income, affiliates	598,444	309,095
Interest expense	(367,558)	(243)
Other, net	7,343	(44,048)

Other income (expense)	238,229	264,804

Net income	$6,705,415	$2,552,180

See notes to accompanying financial statements.

S&R COMPRESSION, LLC

STATEMENTS OF MEMBERS’ EQUITY

Years ended December 31, 2012 and 2011

	Retained	Members’
	Earnings	Units	Total

Balance, at December 31, 2010	$1,773,686	$65,385,381	$67,159,067

Contributions	—	18,067,574	18,067,574

Net income	2,552,180	—	2,552,180

Balance, at December 31, 2011	4,325,866	83,452,955	87,778,821

Contributions	—	12,574,030	12,574,030

Net income	6,705,415	—	6,705,415

Balance, at December 31, 2012	$11,031,281	$96,026,985	$107,058,266

See notes to accompanying financial statements.

S&R COMPRESSION, LLC

STATEMENTS OF CASH FLOWS

Years ended December 31, 2012 and 2011

	2012	2011

Cash Flows from Operating Activities
Net income	$6,705,415	$2,552,180
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	4,876,368	3,302,206
Impairment losses on rental equipment	627,220	1,800,131
Loss on sale of rental equipment	66,688	54,063
Changes in operating assets and liabilities:
Accounts receivable	21,647	234,359
Affiliate accounts receivable	131,299	(12,648)
Accounts payable	1,739,303	905,227
Accrued liabilities	332,540	149,283
Affiliate advances, net	(1,644,514)	(530,367)

Net cash provided by operating activities	12,855,966	8,454,434

Cash Flows from Investing Activities
Purchase of property, plant and equipment	(3,000,711)	(1,112,115)
Rental equipment additions	(39,312,820)	(25,520,899)
Proceeds from sale of rental equipment	22,000	27,089

Net cash used in investing activities	(42,291,531)	(26,605,925)

Cash Flows from Financing Activities
Contributions by members	12,574,030	18,067,574
Proceeds from issuance of long-term debt	50,000,000	—
Net loan (advances)/repayments (to)/from affiliates	(33,138,465)	83,917

Net cash provided by financing activities	29,435,565	18,151,491

Net change in cash	—	—
Cash, beginning of year	—	—

Cash, end of year	$—	$—

Supplemental Disclosure of Cash Flow Information
Interest paid	$367,558	$243

See notes to accompanying financial statements.

S&R COMPRESSION, LLC

NOTES TO FINANCIAL STATEMENTS

December 31, 2012 and 2011

Note 1 — Business and Basis of Presentation

Business

S&R Compression, LLC (the Company), primarily owned by Argonaut Private Equity, L.L.C. (APE), was formed on June 4, 2007, to manage S&R Equipment, Inc. (SRE), a company owned by APE, and to hold and rent newly constructed compressors used primarily in crude oil production related gas lift operations in Oklahoma and Texas.  Since that date, only a small portion of compressor fabrication was for direct sale to third parties.  The Company has a rental fleet of 928 units as of December 31, 2012, of which 857 are in service.  Several companies, which are affiliated with APE through common ownership, provide services to the Company and these relationships, when applicable, are described within the following notes.

Basis of presentation

The accompanying financial statements include only the accounts, results of operations and cash flows of the Company.  No affiliates were combined in this financial statement presentation.

Note 2 — Significant Accounting Policies

Cash and treasury management

Kaiser-Francis Management Company L.L.C. (KFMC) manages the cash and treasury functions on behalf of the Company.  Daily sweeps are made from the Company’s bank account to a KFMC bank account with such amounts offsetting the affiliate receivable or payable.

Accounts receivable

Accounts receivable are stated at the amount management expects to collect.  Management provides for probable uncollectible amounts through a charge to earnings based on its assessment of the current status of individual accounts.  Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the allowance for doubtful accounts.  Management determined that no allowance for bad debts was necessary at December 31, 2012 or 2011.

Affiliate accounts receivable and advances payable

Affiliate accounts receivable are amounts due from SRE for management fees and operating expenditures incurred by the Company on behalf of SRE.  Affiliate advances payable represent the amounts due to KFMC for the most recent month’s operational activity and any accrued payables to KFMC.  Before debt financing in 2012, costs incurred by KFMC on behalf of the Company was generally reimbursed the following month, after capital contributions were made into the Company.

Property, plant and equipment

Property, plant and equipment are carried at cost and depreciated over the respective useful lives of the assets, with an estimated 10% salvage value, using the straight line method.  Land is not depreciated.

Building and plant assets are depreciated over the assets’ remaining lives, 10 to 25 years.  Autos and trucks are depreciated over five years.

Rental equipment

Rental equipment is depreciated using the straight line method based on a 20-year useful life for new or recently constructed compressors and a 15-year life for acquired compressors more than five years old.  Depreciation on rental equipment begins when the asset is first placed into service.  Overhauls and major improvements that increase the value or extend the life of the compressor unit are capitalized and depreciated over the remaining life of the compressor.  At December 31, 2012 and 2011, rental equipment with remaining cost of $97,846,438 and $68,982,929, respectively, was being depreciated and rental equipment with a cost of $7,833,794 and $6,351,531, respectively, had not been placed into service and therefore was not being depreciated.

Impairment of property, plant and rental equipment

The Company regularly evaluates long-lived assets including property, plant and equipment and rental equipment for potential impairment whenever events or circumstances indicate the carrying value of the assets may not be recoverable from the estimated future cash flows expected to result from their use and eventual disposition.  If the undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of the assets. Fair value is generally determined from estimated discounted future net cash flows.

Revenue recognition

Fabrication revenue is recorded when billed, based on individual contract terms.  The Company provides custom electric and engine driven compressor packages primarily for customers in the oil and gas industry for lease under certain terms agreed to by the customer.  Fleet rental revenue and fees are recognized over the rental term.  Cash received prior to the period in which it should be recognized is deferred and recognized according to the rental term. Revenue is accrued for uncollected amounts due and an allowance is calculated based on historical collection experience. Initial lease terms are typically six months or longer and extensions of such leases are typically on a month-to-month basis.  All of the Company’s customer agreements are considered operating leases under the provisions of ASC 840, Leases.  Initial direct costs related to the Company’s customer agreements are expensed as incurred and have been classified as operating expenses in the Company’s accompanying statements of income.

Shipping and handling costs

Costs incurred to ship compressors sold and fleet rentals to customer locations of $496,637 and $441,847 for the years ended December 31, 2012 and 2011, respectively, are included in operating expenses in the accompanying statements of income.

Concentrations of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of accounts receivable.  Generally, the Company does not require collateral for accounts receivable arising from the normal course of business.  At December 31, 2012, four customers accounted for 50% of total accounts receivable. At December 31, 2011, five customers accounted for 57% of total accounts receivable.  For the year ended December 31, 2012, two customers accounted for 34% of rental income and for the year ended December 31, 2011, four customers accounted for 48% of rental income.

Income taxes

The Company has elected to be taxed as a pass-through entity.  Therefore, income taxes on the Company’s net earnings are allocated to the members in accordance with their respective percentage ownership and no income tax provision or liability is reflected in the Company’s financial statements.

The accounting for income taxes may, at times, involve some degree of uncertainty and, as such, lead to uncertain tax positions having been taken.  Management evaluated the Company’s tax positions and concluded that it has taken no uncertain tax positions that require adjustments to the financial statements.  Generally, the Company is no longer subject to income tax examinations by the U.S., federal, state, or local tax authorities for years before 2009.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

New accounting pronouncements

The Financial Accounting Standards Board (FASB) periodically issues new accounting standards in a continuing effort to improve standards of financial accounting and reporting. Management has reviewed recently issued pronouncements and concluded that there are no recently issued accounting pronouncements that the Company has yet to adopt that are expected to have a material effect on the Company’s financial position, results of operations or cash flows.

Subsequent events

Management has evaluated subsequent events through August 27, 2013, the date the financial statements were available to be issued.

Note 3 — Property, Plant and Equipment

The components of property, plant and equipment are:

	2012	2011

Building, plant and other	$4,216,460	$1,887,949
Autos and trucks	2,960,249	2,304,362
Land	236,834	236,834

	7,413,543	4,429,145
Accumulated depreciation	(1,801,682)	(1,156,713)

	$5,611,861	$3,272,432

Note 4 — Rental Equipment

The components of rental equipment are:

	2012	2011

Rental equipment	$111,091,116	$77,413,556
Completed units not in service	7,833,794	6,351,531
Work-in-progress and parts	11,792,149	7,756,095

	130,717,059	91,521,182
Accumulated depreciation and impairment	(13,244,678)	(8,430,627)

	$117,472,381	$83,090,555

The Company recognized impairment losses on certain identified completed units not in service and related parts that management has determined to be obsolete and had no significant expected future cash flows.  Impairment losses for the years ended December 31, 2012 and 2011, were $627,220 and $1,800,131, respectively.

Salaries, wages and related operating cost of approximately $12,500,000 and $8,100,000 were capitalized as part of the compressors constructed for the year ended December 31, 2012 and 2011, respectively.

Note 5 — Debt

Effective June 1, 2012, the Company and SRE entered into a $50,000,000 revolving line of credit agreement with a bank, which requires quarterly interest payments based on a variable rate (1.26% at December 31, 2012) with all accrued interest and outstanding principal due upon maturity.  The borrowing base is limited to 80% of eligible accounts receivable and 60% of eligible rental equipment valued at the lower of cost or market up to a maximum limit of $50,000,000.  The credit agreement matures May 31, 2014, is collateralized by substantially all of the Company’s and SRE’s assets and is guaranteed by George Kaiser, the owner of APE.  The line of credit agreement requires the Company and SRE to maintain certain financial covenants including a leverage ratio and a fixed charge coverage ratio with which the Company and SRE were in compliance at December 31, 2012.  The outstanding balance on the line of credit was $50,000,000 at December 31, 2012.  SRE has received no advances from the line of credit.

The Company pays a commitment fee of 0.20% annually on the average daily unused amount of the bank’s applicable percentage of the effective borrowing base.  In addition, the Company pays a letter of credit fee of 1.10% on the average daily amount outstanding.  There were no letters of credit outstanding at December 31, 2012.

Subsequent to year end, the amount outstanding on the revolving line of credit will be paid off upon the closing of the transaction as described in Note 10.

Note 6 — Related Party Transactions

The Company’s medical, dental, life and accidental death and dismemberment insurance are administered by the Kaiser-Francis Oil Company Voluntary Employee Benefits Trust (VEBA). Payments of $1,887,667 and $1,314,467 were made to VEBA for the years ended December 31, 2012 and 2011, respectively.  There were no significant unpaid amounts due to VEBA as of December 31, 2012 or 2011.

The Company has a significant portion of its accounting, tax compliance, management information services and human resources work performed by employees of KFMC.  The services provided by KFMC employees are billed to the Company, using estimates of individual hours spent by KFMC employees and calculated using hourly wage rates along with applicable overhead burden.  Management fees of $181,378 and $197,093 were charged by KFMC for the years ended December 31, 2012 and 2011, respectively.

The Company self-insures its autos, equipment and property up to $1 million per incident through KFMC, after which an excess insurance policy with an outside party covers the remaining risk.  There are no open claims or amounts payable to KFMC related to self-insurance of autos, equipment and property as of December 31, 2012 or 2011.

The Company insures its worker’s compensation risk in Oklahoma up to $1 million per incident through KFMC, after which an excess insurance policy with an outside party covers the remaining risk.  There were no significant open claims related to Oklahoma worker’s compensation as of December 31, 2012 or 2011.

The Company received management fees of $414,000 and $559,920 from SRE during each of the years ended December 31, 2012 and 2011, respectively.

Effective June 1, 2012, the Company loaned $50,000,000 to KFMC in exchange for a promissory note receivable.  In accordance with the note, the Company receives quarterly interest payments based on a variable rate (1.26% at December 31, 2012).  The outstanding balance at December 31, 2012, was $33,232,329 all of which is payable upon demand by the Company.  For the year ended December 31, 2012, the Company received interest payments of $292,308 from KFMC which is included in interest income on the accompanying statements of income.  SRE is a named lender on the promissory note but has advanced no funds to KFMC.

Effective June 1, 2012, the Company and SRE also issued a $50,000,000 promissory note payable to KFMC.  The terms of the note are identical to the promissory note receivable from KFMC.  Loans are made under the note at the discretion of KFMC.  The Company has made no loans to KFMC under this agreement from inception to December 31, 2012.

The Company has an unsecured demand note receivable from SRE.  The note receivable accrues interest monthly at the Bank of Oklahoma Prime rate plus 4% (8% at December 31, 2012) and has no set maturity date.  The outstanding balance at December 31, 2012, was $3,499,295.  For the years ended December 31, 2012 and 2011, the Company recorded interest income of $306,136 and $309,095, respectively.

Included in affiliate notes receivable on the accompanying balance sheets is accrued interest income related to these notes receivable of $89,770 and $183,634 as of December 31, 2012 and 2011, respectively.

Note 7 — Retirement Plan

The Company has a 401(k) Safe Harbor plan that covers substantially all employees who are at least 21 years of age and have completed one year of service.  The Company’s contributions to the plan consist of a matching contribution of 100% of participant salary deferral contributions up to 6% of annual base salary.  Contributions for the plan years ended December 31, 2012 and 2011, were $336,203 and $271,171, respectively.

Note 8 — Commitments and Contingencies

There are no current claims or actions pending against the Company.  The Company has no significant commitments other than leases as of December 31, 2012.

The Company leases storage and other facilities in Oklahoma, Arkansas, Texas and Louisiana and also has copier leases.  Rental payments associated with these leases for the years ended December 31, 2012 and 2011 were $239,247 and $108,800, respectively.  The Company’s minimum future obligations as of December 31, 2012, under the aforementioned operating leases are as follows:

Rental
Year	Payments

2013	$169,377
2014	160,456
2015	148,057
2016	116,096
2017	9,675

Total	$603,661

Note 9 — Fair Value of Financial Instruments

Based on their relative short terms, variable interest rates and other relevant factors, the Company has determined that the carrying value of the affiliate notes receivable and debt approximate their fair values.  However, considerable judgment is required in interpreting these factors.  Accordingly, the use of different assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

Note 10 — Subsequent Event

On August 12, 2013, APE entered into a definitive agreement to contribute 983 compressor units of the Company to USA Compression Partners LP (USA) in exchange for approximately 20% of the common units of USA.  The transaction is expected to close on August 30, 2013.